Exhibit 5.1

November 7, 2023

Steakholder Foods Ltd.

5 David Fikes St., P.O. Box 4061

Rehovot, Israel 7638205

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Steakholder Foods Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), which registers the sale from time to time by the selling shareholders named in the Registration Statement up to an aggregate of 6,000,000 American Depositary Shares (“ADSs”), each ADS representing ten (10) ordinary shares, no par value (“Ordinary Shares”), issuable upon the exercise of warrants (“Warrants”) originally issued in a private placement on July 25, 2023.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the amended and restated articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) dated November 6, 2023 pursuant to which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) minutes of the meeting of the Board that took place on July 25, 2023 at which the Board approved the issuance of the Ordinary Shares underlying the ADSs issuable upon exercise of the Warrants , and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares underlying the Warrants have been duly authorized, and when any Warrant is exercised pursuant to the terms thereof, the Ordinary Shares underlying the ADSs issuable at that time by the Company will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Meitar | Law Offices
Meitar | Law Offices